EXHIBIT 11
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                        [QUARLES & BRADY LLP LETTERHEAD]

                                                  January 29, 2002

North Track Funds, Inc.
215 North Main Street
West Bend, Wisconsin 53095
Ladies and Gentlemen:

     In connection with the registration of an indefinite number of shares of common stock, par value $.01 per share ("Common Stock"), of North Track Funds, Inc., a Maryland corporation (the "Registrant"), under the Securities Act of 1933, you have requested that we furnish you with the following opinion, which we understand will be used in connection with and filed with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form N-14 (as may be amended, the "Registration Statement").

     For purposes of rendering this opinion we have examined originals or copies of such documents as we consider necessary, including those listed below. In conducting such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     The documents we have examined include:

          1.   The Registration Statement;

          2. The Registrant's Articles of Incorporation, including all amendments and supplements thereto, filed to date with Maryland Department of Assessments and Taxation;

          3. A certificate of good standing recently issued by the Maryland Department of Assessments and Taxation; and

          4. Such other documents and certificates as to matters of fact and such matters of law as we have deemed relevant to the opinions expressed herein.

     Based upon and subject to the foregoing, after having given due regard to such issues of law as we have deemed relevant, and assuming that:

          1. The Registration Statement becomes and remains effective, and the Proxy Statement/Prospectus which is a part thereof and your delivery procedures with respect thereto fulfill all the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 throughout all periods relevant to this opinion;

          2. All offers and sales of Common Stock of the Registrant (consisting of shares of Common Stock of the S&P 100 Plus Fund, a series of the Registrant) registered by means of the Registration Statement are conducted in a manner complying with the terms of the Registration Statement; and

          3. All offers and sales of Common Stock of the Registrant (consisting of shares of Common Stock of the S&P 100 Plus Fund, a series of the Registrant) are made in compliance with the securities laws of the states having jurisdiction thereof;

we are of the opinion that the Common Stock of the Registrant (consisting of shares of Common Stock of the S&P 100 Plus Fund, a series of the Registrant) being registered in the Registration Statement, when issued, will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

                                   Very truly yours,

                                   QUARLES & BRADY LLP

                                   /s/Quarles & Brady LLP
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